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                                                                   EXHIBIT 10.26

                          EQUIPMENT SECURITY AGREEMENT


         This EQUIPMENT SECURITY AGREEMENT, is entered into as of October 9, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and LEISURE TIME TECHNOLOGY, INC., a Georgia corporation ("Obligor"), with its chief executive office located at 1284 Miller Road, Avon, Ohio 44011.

         The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Agreement" means this Equipment Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Equipment Security Agreement.

                "Borrower" means Leisure Time Cruise Corporation, a Colorado corporation.

                "Closing Date" means the date on which Foothill makes the loan to Borrower as evidenced by the Term Note.

                "Code" means the California Uniform Commercial Code.

                "Collateral" means: Obligor's Books; the Equipment; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all accounts, equipment, general intangibles, chattel paper, inventory, negotiable instruments or other negotiable collateral, money, deposit accounts, investment property, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                "Equipment" means the video gaming machines described on SCHEDULE E-1 attached hereto, the products and proceeds thereof, any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, enhancements, upgrades, and improvements to any of the foregoing, in each case whether now owned or existing or hereafter arising or acquired and wherever located, and all general intangibles and chattel paper related to or arising from any of the foregoing.

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                "Event of Default" has the meaning set forth in Section 8.

                "Foothill Expenses" means all: reasonable costs or expenses (including taxes, photocopying, notarization, telecommunication, and insurance premiums) required to be paid by Obligor under the Agreement, Guaranty, or any other documents executed in connection therewith, that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Obligor; costs and expenses incurred by Foothill in the disbursement of funds to Obligor (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of this Agreement or the Guaranty, or in gaining possession of, maintaining, handling, preserving, removing (including, but not limited to, all costs and expenses incurred by Foothill with respect to any obligations of Foothill under a landlord's or mortgagee's waiver and consent entered into in connection with this Agreement or the Guaranty), storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; costs and expenses paid or incurred by Foothill in examining Obligor's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending this Agreement or the Guaranty; and Foothill's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout", a "restructuring," or an Insolvency Proceeding concerning Obligor or any guarantor of the Obligations), defending, or concerning this Agreement or the Guaranty, whether or not suit is brought.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                "Guaranty" means that certain Continuing Guaranty of even date herewith, executed by Obligor in favor of Foothill, pursuant to which Obligor guarantees the obligations of Borrower contained in that certain Security Agreement of even date herewith, by and between Borrower and Foothill, the Term Note, and the other loan documents executed by Borrower in connection therewith.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors, or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or

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assignee for the benefit of creditors.

                "Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Obligor's loan account pursuant to any agreement authorizing Foothill to charge Obligor's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Obligor to Foothill of any kind and description (whether pursuant to or evidenced by this Agreement or the Guaranty, by any note or other instrument, or by any other agreement between Foothill and Obligor, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Obligor to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Obligor is required to pay or reimburse by this Agreement or the Guaranty, by law, or otherwise. All Obligations shall accrue interest at the rate(s) set forth in the Term Note from the date such Obligations arise, and such interest shall in turn be deemed "Obligations" for all purposes under this Agreement and shall be due and payable when interest is due and payable under the Term Note. Without limiting the generality of the foregoing, Obligations shall include all obligations of Obligor under the Guaranty.

                "Obligor's Books" means all of Obigor's books and records including: ledgers; records indicating, summarizing, or evidencing Obligor's assets or liabilities, or the Collateral; all information relating to Obligor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                "Pay-Off Letters" means letters, in form and substance reasonably satisfactory to Foothill, from other lenders and secured creditors respecting the amount necessary to repay in full all of the obligations of Obligor owing to such lenders and secured creditors and obtain terminations/releases of all of the security interests or liens existing in favor of such lenders and secured creditors in and to the properties or assets of Obligor.

                "Permitted Liens" means: (a) liens and security interests held by Foothill; (b) liens for unpaid taxes that are not yet due and payable; and
(c) liens and security interests set forth on SCHEDULE P-1 attached hereto but no extensions, renewals, refinancings or replacements thereof to the extent they increase the principal or interest of, or extend the maturity of, the obligations secured by such liens.

                "Permitted Protest" means the right of Obligor to protest any lien, tax, rental payment, or other charge, other than any such lien or charge that secures the Obligations, provided (i) a reserve with respect to such obligation is established on the books of Obligor in an amount that is reasonably satisfactory to Foothill, (ii) any such protest is instituted and diligently prosecuted by Obligor in good faith, and (iii) Foothill is satisfied that,

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while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the liens or security interests of Foothill in and to the property or assets of Obligor.

                "Term Note" means that certain Secured Promissory Note, of even date herewith, executed by Obligor to the order of Foothill, in the original principal amount of Three Million Dollars ($3,000,000), and any extensions, renewals, replacements, or substitutions therefor.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

            1.3 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, and exhibit references are to this Agreement unless otherwise specified.

            1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2. CONDITIONS TO EFFECTIVENESS:  TERM OF AGREEMENT.

            2.1 Conditions Precedent. The obligation of Foothill to make the loan evidenced by the Term Note is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions precedent on or before the Closing Date:

                2.1.1 the Closing Date shall occur on or before October 30, 1998;

                2.1.2 Other than with respect to Permitted Liens, Obligor's existing lenders or creditors shall have executed and delivered Pay-Off Letters, UCC termination statements and other documentation evidencing the termination of their liens and security interests in the assets of Obligor or a subordination agreement in form and substance satisfactory to Foothill in its sole discretion;

                2.1.3 Foothill shall have received copies of Obligor's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Obligor;

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                2.1.4 Foothill shall have received a certificate of corporate status with respect to Obligor, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Obligor, which certificate shall indicate that Obligor is in good standing in such state;

                2.1.5 Foothill shall have received a certificate from the Secretary of Obligor attesting to the resolutions of Obligor's Board of Directors authorizing its execution and delivery of this Agreement, the Guaranty, and any other documents to which Obligor is a party and authorizing specific officers of Obligor to execute same;

                2.1.6 Foothill shall have received certificates of corporate status with respect to Obligor, each dated within ten (10) days of the Closing Date, such certificates to be issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or assets of Obligor, which certificates shall indicate that Obligor is in good standing;

                2.1.7 Foothill shall have received the insurance certificates and certified copies of policies required by Section 5.7 hereof along with a 438BFU Lender's Loss Payable Endorsement naming Foothill as sole loss payee, all in form and substance satisfactory to Foothill and its counsel;

                2.1.8 Foothill shall have received each of the following documents, in form and substance satisfactory to Foothill and its counsel, duly executed, and each such document shall be in full force and effect:

                      (1) This Agreement;

                      (2) Guaranty;

                      (3) Such other documents and instruments as Foothill shall deem necessary or desirable to ensure that Foothill has a first priority perfected security interest in and lien on the Collateral;

                2.1.9 Foothill shall have received searches reflecting the filing of its financing statements and fixture filings, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in order to perfect all of the security interests granted to Foothill;

                2.1.10 Foothill shall have received landlord and mortgagee waivers from the lessors and mortgagees of the locations where the Equipment is located;

                2.1.11 Foothill shall have received all of Foothill Expenses incurred as

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of the Closing Date, and all other costs and expenses incurred by Foothill in connection herewith, including audit fees, search fees, appraisal fees, documentation, recording and filing fees, and the fees and costs of any attorney services required for the negotiation, preparation and documentation of this Agreement, the Guaranty, and any other document reasonably required by Foothill in connection with this Agreement;

                2.1.12 All representations and warranties set forth in this Agreement, the Guaranty, and any other documents required by Foothill are true and correct as of the Closing Date, no "Event of Default" has occurred under this Agreement or any of the other documents reasonably required by Foothill, and all of such documents are in full force and effect; and

                2.1.13 All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                2.2 Term; Automatic Renewal. This Agreement shall become effective upon the execution and delivery hereof by Obligor and Foothill, and shall continue in full force and effect until all Obligations have been indefeasibly paid in full.

         3. CREATION OF SECURITY INTEREST

            3.1 Grant of Security Interest. Obligor hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Obligor of each of its covenants and duties under this Agreement, the Guaranty, or any other documents reasonably required by Foothill. Foothill's security interest in the Collateral shall attach to all Collateral without further act on the part of Foothill or Obligor.

            3.2 Delivery of Additional Documentation Required. Obligor shall execute and deliver to Foothill, prior to or concurrently with Obligor's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated hereunder.

            3.3 Power of Attorney. Obligor hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Obligor's true and lawful attorney, with power to: (a) sign the name of Obligor on any of

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the documents described in Section 3.2 or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected Foothill's security interest in the Collateral; (b) at any time that an Event of Default has occurred or Foothill deems itself insecure, endorse Obligor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; and (c) at any time that an Event of Default has occurred or Foothill deems itself insecure, make, settle, and adjust all claims under Obligor's policies of insurance in respect of the Collateral and make all determinations and decisions with respect to such policies of insurance. The appointment of Foothill as Obligor's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Foothill's obligation to provide advances hereunder is terminated.

            3.4 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Obligor's Books and to check, test, and appraise the Collateral in order to verify Obligor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4. REPRESENTATIONS AND WARRANTIES.

            Obligor represents and warrants as follows:

            4.1 Prior Encumbrances. Obligor has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens. None of the Collateral has been purchased by Obligor within the six (6) month period preceding the Closing Date, except for sales to Obligor in the ordinary course of the seller's business. None of the personal property described on Schedule E-1 is leased.

            4.2 Location of Equipment. The Equipment is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent. Obligor shall keep the Equipment only at the following locations: (1) 1284 Miller Road, Avon, Ohio 44011, or (2) 920 Frontage Road, Greenville, South Carolina.

            None of the Equipment has been located, during the six (6) month period prior to the Closing Date, in any jurisdiction other than the county(ies) and state(s) set forth in this Section 4.2.

            4.3 Location of Chief Executive Office; Fictitious Names. The chief executive office of Obligor is located at the address indicated in the first paragraph of this Agreement and Obligor covenants and agrees that it will not, without thirty (30) days prior written notification to Foothill, relocate such chief executive office. Obligor does not operate under or otherwise use any fictitious names or trade names other than: [none].

            4.4 Due Organization and Qualification. Obligor is and shall at all times

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hereafter be duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of the Collateral requires that it be so qualified.

            4.5 Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement, the Guaranty, and any other documents reasonably required by Foothill are within Obligor's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Obligor's Articles or Certificate of Incorporation, or Bylaws, nor will they constitute an event of default under any material agreement to which Obligor is a party.

            4.6 Litigation. There are no actions or proceedings pending by or against Obligor before any court or administrative agency and Obligor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Obligor or any guarantor of the Obligations, except for ongoing collection matters in which the Obligor is the plaintiff.

            4.7 No Material Adverse Change in Financial Condition. All financial statements relating to Obligor or any guarantor of the Obligations that have been or may hereafter be delivered by Obligor to Foothill have been prepared in accordance with GAAP and fairly present Obligor's financial condition as of the date thereof and Obligor's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Obligor or any guarantor since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

            4.8 Solvency. Obligor's assets at a fair valuation exceed the amount of all of its debts at a fair valuation and Obligor is able to pay all of its debts (including trade debts and contingent liabilities) as they become due.

            4.9 Environmental Condition. None of Obligor's properties or assets has ever been used by Obligor or, to the best of Obligor's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance in violation of any law, statute, rule, regulation, or policy of any federal or state governmental agency. None of Obligor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Obligor. Obligor has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Obligor resulting in the releasing or disposing of hazardous waste or hazardous substances into the environment.

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            4.10 Reliance by Foothill; Cumulative. Each warranty and
representation contained in this Agreement shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Obligor shall now or hereinafter give, or cause to be given, to Foothill.

         5. AFFIRMATIVE COVENANTS.

            Obligor covenants and agrees that, so long as any credit under this Agreement, the Guaranty, or any other documents reasonably required by Foothill shall be available and until payment in full of the Obligations, and unless Foothill shall otherwise consent in writing, Obligor shall do all of the following:

            5.1 Financial Statements, Reports, Certificates. Obligor agrees to deliver to Foothill: (a) as soon as available, but in any event within thirty
(30) days after the end of each month during each of Obligor's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Obligor's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Obligor's fiscal years, financial statements of Obligor for each such fiscal year, reviewed by independent certified public accountants acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such reviewed financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and such accountants' letter to management. Obligor shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Obligor that Foothill may request. If Obligor is a parent company of one or more subsidiaries, or affiliates, or is a subsidiary or affiliate of another company, then, in addition to the financial statements referred to above, Obligor agrees to deliver financial statements prepared on a consolidating basis so as to present Obligor and each such related entity separately, and on a consolidated basis.

            Obligor hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Obligor's expense, copies of Obligor's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Obligor's business affairs and financial conditions.

            5.2 Tax Returns. Obligor agrees to deliver to Foothill copies of each of Obligor's future federal income tax returns, and any amendments thereto as soon as the same

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are available and in any event no later than thirty (30) days after the same are required to be filed by law.

            5.3 Guarantor Reports. Obligor agrees to cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Obligor provides its reviewed financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

            5.4 Title to Equipment. Upon Foothill's request, Obligor shall immediately deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

            5.5 Maintenance of Equipment. Obligor shall keep and maintain the Equipment in good operating condition and repair, and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Obligor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

            5.6 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Obligor or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Obligor shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment or deposit thereof. Obligor shall make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and shall, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Obligor has made such payments or deposits.

            5.7 Insurance.

                (a) Obligor, at its expense, shall keep the Collateral insured against "all risks" including loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in the full insurable value thereof. Obligor also shall maintain public liability, product liability, and property damage insurance relating to Obligor's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU

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lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Foothill before canceling its policy for any reason. Obligor shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

            5.8 Foothill Expenses. Obligor shall immediately and without demand reimburse Foothill for all sums expended by Foothill which constitute Foothill Expenses and Obligor hereby authorizes and approves all advances and payments by Foothill for items constituting Foothill Expenses. Any Foothill Expenses not paid promptly by Obligor shall constitute Obligations and shall accrue interest at the rate and in the manner of Obligations existing under the Term Note.

            5.9 No Setoffs or Counterclaims. All payments hereunder, under the Guaranty and any other documents reasonably required by Foothill made by or on behalf of Obligor shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state or local taxes.

         6. NEGATIVE COVENANTS.

            Obligor covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Obligor will not do any of the following without Foothill's prior written consent:

            6.1 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

            6.2 Restrictions on Fundamental Changes. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the assets, stock, or other evidence of beneficial ownership of any person or entity.

            6.3 Extraordinary Transactions and Disposal of Collateral. Sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of the Collateral.

            6.4 Change Name. Change Obligor's name, business structure, or identity,

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or add any new fictitious name.

         7. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            7.1 If Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, taxes, reimbursement of Foothill Expenses, or otherwise);

            7.2 If Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, the Guaranty, in any other documents reasonably required by Foothill, or in any other present or future agreement between Obligor and Foothill;

            7.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

            7.4 If any material portion of Obligor's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any Judicial Officer or Assignee;

            7.5 If an Insolvency Proceeding is commenced by Obligor;

            7.6 If an Insolvency Proceeding is commenced against Obligor;

            7.7 If Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            7.8 If a notice of lien, levy, or assessment is filed of record with respect to any of Obligor's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Obligor's assets and the same is not paid on the payment date thereof;

            7.9 If a judgment or other claim becomes a lien or encumbrance upon any material portion of Obligor's assets;

            7.10 If there is a default in any material agreement to which Obligor is a party with third parties resulting in a right by such third parties, whether or not exercised, to accelerate the maturity of Obligor's indebtedness thereunder;

            7.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Obligor or any officer, employee, agent, or director of Obligor, or if any such warranty or representation is withdrawn by any officer or director; or

            7.12 If the obligation of any guarantor or other third party under any Loan Document is limited or terminated by operation of law or by any guarantor or other third party thereunder, or any guarantor or other third party becomes the subject of an Insolvency Proceeding.

         8. FOOTHILL'S RIGHTS AND REMEDIES

            8.1 Rights and Remedies. Upon the occurrence of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Obligor:

                8.1.1 Declare all Obligations, whether evidenced by this Agreement, the Guaranty, or by any other documents reasonably required by Foothill, or otherwise, immediately due and payable;

                8.1.2 Terminate this Agreement and any other documents reasonably required by Foothill as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interest in the Collateral and without affecting the Obligations;

                8.1.3 Without notice to or demand upon Obligor or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Obligor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Obligor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Obligor's owned premises, Obligor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                8.1.4 Without notice to Obligor (such notice being expressly waived) set off and apply to the Obligations any and all (i) balances and deposits of Obligor held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Obligor held by Foothill;

                8.1.5 Store, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, advertising for sale and selling any Collateral and Obligor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                8.1.6 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Obligor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                8.1.7 Foothill may credit bid and purchase any of the Collateral at any public sale. Foothill shall give notice of the disposition of the Collateral as follows:

                      (1) Foothill shall give Obligor and each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                      (2) The notice shall be personally delivered or mailed, postage prepaid, to Obligor as provided in Section 11, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Obligor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                      (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

            8.2 Deficiency; Excess Proceeds. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Obligor. Any excess will be returned, without interest and subject to the rights of third parties, by Foothill to Obligor.

            8.3 Remedies Cumulative. Foothill's rights and remedies under this

Agreement, the other Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         9.  TAXES AND EXPENSES REGARDING THE COLLATERAL

             Except with respect to Permitted Protests, if Obligor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Obligor could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Obligor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type described in
Section 5.7, and take any action with respect to such policies as Foothill deems prudent. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall be immediately charged to Obligor and become additional Obligations, shall bear interest at the then applicable rate set forth in the Term Note, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         10. WAIVERS; INDEMNIFICATION

             10.1 Demand; Protest; etc. Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Obligor may in any way be liable.

             10.2 Foothill's Liability for Equipment. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person. All risk of loss, damage, or destruction of the Collateral shall be borne by Obligor.

             10.3 Indemnification. Obligor agrees to indemnify Foothill and its officers, employees, and agents and hold Foothill harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party, and (b) all losses in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Obligor whether under this Agreement, or otherwise. This provision shall survive the termination of this Agreement.

         11. NOTICES

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection therewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Obligor or to Foothill, as the case may be, at its addresses set forth below:

             If to Obligor:  LEISURE TIME TECHNOLOGY, INC.
                             1284 Miller Road
                             Avon, Ohio 44011
                             Attention: Mr. Alan Johnson
                             Telecopy No.

             If to Foothill: FOOTHILL CAPITAL CORPORATION
                             11111 Santa Monica Boulevard
                             Suite 1500
                             Los Angeles, California 90025-3333
                             Attention: Small Business Lending Division Manager Telecopy No. 310-477-5853

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 11, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) calendar days after the deposit thereof in the mail. Obligor acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

         12. DESTRUCTION OF OBLIGOR'S DOCUMENTS

             All documents, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Obligor requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Obligor's expense, for their return.

         13. GENERAL PROVISIONS

             13.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Obligor and Foothill.

             13.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Obligor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Obligor from its Obligations. Foothill may assign this Agreement and/or any other documents reasonably required by Foothill and its rights and duties hereunder and thereunder. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder and/or under any other documents reasonably required by Foothill. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Obligor or Obligor's business. To the extent that Foothill assigns its rights and obligations hereunder and/or under any other documents reasonably required by Foothill to a third party, Foothill shall thereafter be released from such assigned obligations to Obligor and such assignment shall effect a novation between Obligor and such third party.

             13.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

             13.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Obligor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

             13.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

             13.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

             13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

             13.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Obligor or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be improper under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Foothill related thereto, the liability of Obligor or such guarantor shall automatically be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

             13.9 Integration. This Agreement, together with the Guaranty and any other documents reasonably required by Foothill, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted, modified, or qualified by any other agreement, oral or written, whether before or after the date hereof.

         14. CHOICE OF LAW AND VENUE; JURY TRIAL

             WAIVER THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF OBLIGOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15. OBLIGOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS,

TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. OBLIGOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.


                                       LEISURE TIME TECHNOLOGY, INC.,
                                       a Georgia corporation


                                       By: /s/
                                          --------------------------------------
                                       Print Name:
                                       Title:



Accepted and effective this 9th day of October, 1998

FOOTHILL CAPITAL CORPORATION,
a California corporation


By: /s/
    -------------------------------
Print Name:
Title:

                                  SCHEDULE E-1

                                List of Equipment
                       (continues on the following pages)

                                  SCHEDULE P-1

                             List of Permitted Liens

                                     [NONE]